UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

NITCHES, INC.
(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number: (858) 625-2633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

     On April 23, 2007, Nitches, Inc., a California corporation ("we," "our" or "us"), entered into a stock purchase agreement with Sojitz Corporation, a Japanese corporation, pursuant to which we agreed to sell to Sojitz, and Sojitz agreed to purchase from us $1.5 million of our common stock. The number of shares of common stock issuable under the agreement is determined by (i) dividing $1,500,000 by the average of the closing prices of a share of our common stock on the NASDAQ Capital Market for the 10 trading days that immediately precede the closing date, (ii) plus an additional number of shares determined by multiplying that number of shares by 5% (collectively, the “Shares”). The closing date, and Sojitz's payment of the $1,500,000 to us, is to occur on the first business day following the date Sojitz notifies us of its desire to purchase the Shares, and in any event, on or before May 31, 2007. Concurrently with the execution of the stock purchase agreement, we entered into a manufacturing agreement with Sojitz pursuant to which Sojitz will manufacture products on our behalf.

     Under the terms of the stock purchase agreement, we also agreed to file, at our expense, no later than five days following the closing date, a registration statement with the U.S. Securities and Exchange Commission to register Sojitz's resale of the Shares. We agreed to cause that registration statement to be declared effective by the SEC within 90 days of the closing date, or, if earlier, within three trading days of the date that we are notified that the registration statement will not be "reviewed" or is not subject to further review. If we fail to comply with any of the foregoing obligations (each, a "registration default"), we must pay Sojitz 1% of the aggregate purchase price paid by Sojitz for the Shares it then holds. We must pay a similar amount on each monthly anniversary that a registration default continues to exist. We agreed to maintain the registration statement effective for 15 months from the closing date or until all of the Shares have been sold under the registration statement, whichever is earlier.

     The summary of the stock purchase agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the stock purchase agreement, a copy of which is filed as an exhibit to this report and is incorporated herein by reference.

     We issued a press release announcing the entering into the agreements with Sojitz discussed above. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

     The information disclosed under Item 1.01 of this report is incorporated into this Item 3.02 in its entirety. The issuance of the common stock will be exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, because the transaction does not involve a public offering.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement between Nitches, Inc. and Sojitz Corporation dated April 23, 2007
99.1	Press release dated April 24, 2007

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

NITCHES, INC.
Registrant

April 25, 2007	By:	/s/ Steven P. Wyandt
Steven P. Wyandt
As Principal Financial Officer
and on behalf of Registrant